                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement            [ ] Confidential, For Use of
                                                  the Commission only (as
                                                  Permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PC SERVICE SOURCE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]       No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how is was determined):

--------------------------------------------------------------------------------

     (4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)      Total fee paid:

--------------------------------------------------------------------------------

     [ ]      Fee paid previously with preliminary materials.
     [ ]      Check box if any part of the fee is offset as provided by
              Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)      Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)      Filing Party:

--------------------------------------------------------------------------------

     (4)      Date Filed:

--------------------------------------------------------------------------------

                                                                  April 18, 2000




Dear Stockholders:

You are cordially invited to attend the 2000 annual meeting of stockholders of PC Service Source, Inc. which will be held on May 23, 2000, at 9:00 a.m., Central Time, at the company's corporate offices located at 2350 Valley View Lane, Dallas, Texas. The official notice of the meeting together with a proxy statement and proxy card are enclosed. Please give this information your careful attention.

Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. You may revoke your proxy at any time before it is voted at the annual meeting by giving written notice to the secretary of the company.

Sincerely,



/s/ Avery More

Avery More
Chairman of the Board and Chief Executive Officer







                             YOUR VOTE IS IMPORTANT
                  Please Sign, Date, and Return Your Proxy Card

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, MAY 23, 2000

                            -------------------------
To Our Stockholders:

The 2000 annual meeting of stockholders of PC Service Source, Inc. will be held at the company's corporate offices at 2350 Valley View Lane, Dallas, Texas, on May 23, 2000, at 9:00 a.m., Central Time, for the following purpose as more fully described in the following pages of the proxy statement, which are made a part of this notice:

         1. To elect two Class II directors to serve until the annual meeting of stockholders in 2003 or until their successors are duly elected and qualified;

         2. To ratify the selection of Ernst & Young LLP as the independent auditor of the company for the year ending December 31, 2000;

         3. To consider and vote on a proposal to amend the Director Compensation Plan to increase the number of authorized shares from 20,000 to 40,000;

         4. To consider and vote on a proposal to amend the Employee Stock Purchase Plan to increase the number of authorized shares from 100,000 to 250,000; and

         5. To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

The board of directors has fixed the close of business on April 7, 2000, as the record date for determining stockholders entitled to notice of and to vote at the meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy card and return it promptly in the envelope provided for that purpose. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. You may revoke your proxy at any time before it is voted at the annual meeting by giving written notice to the secretary of the company.

By Order of the Board of Directors,

/s/ Robert J. Boutin

Robert J. Boutin
Senior Vice President, Chief Financial Officer and Secretary

Dallas, Texas
April 18, 2000

It is important that your stock be represented at the meeting regardless of the number of shares you hold. Please complete, sign, date and mail the enclosed proxy card in the accompanying envelope even if you intend to be present at the meeting. Returning the proxy card will not limit your right to vote in person or to attend the annual meeting, but will insure your representation if you cannot attend. If you have shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each copy of the proxy cards you receive so that all of your shares may be voted. The proxy is revocable at any time prior to its use.

                             PC SERVICE SOURCE, INC.
                              2350 VALLEY VIEW LANE
                               DALLAS, TEXAS 75234

                                  ------------

                                 PROXY STATEMENT
                                       FOR
                                 ANNUAL MEETING
                                  tO BE HELD ON
                                  MAY 23, 2000

                                  ------------

                        VOTING AT THE MEETING AND PROXIES

         Commencing on April 18, 2000, PC Service Source, Inc., a Delaware corporation ("we," "us," "our," or "our company"), will mail this proxy statement to stockholders entitled to vote at our company's annual meeting of stockholders on May 23, 2000. Stockholders of record at the close of business on April 7, 2000, will be entitled to vote at the meeting and will receive a copy of this proxy statement furnishing information relating to the business to be transacted at the annual meeting, including any adjournment or postponement of the annual meeting. At the close of business on April 7, 2000, the record date for determining stockholders entitled to receive notice of and to vote at the annual meeting, our outstanding voting securities consisted of 5,308,288 shares of common stock, $0.01 par value per share. Holders of common stock are entitled to one vote per share in any matter that may be acted upon at the annual meeting. Our certificate of incorporation does not permit cumulative voting.

         A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OUR COMPANY TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

         Regarding the election of directors, you have three choices: by checking the appropriate box on your proxy card you may (a) vote for the director nominees as a group; (b) withhold authority to vote for the director nominees as a group; or (c) vote for the director nominees as a group, except the nominee(s) you identify in the appropriate area. See "Proposal 1. Election of Directors."

         For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention will have the same effect as a negative vote for all proposals. If a broker indicates that it is prohibited from exercising discretionary authority with respect to shares held of record by such broker, including shares held for beneficial holders that have not returned proxies (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote with respect to that matter. Abstentions and broker non-votes will, however, be treated as present for quorum purposes and may be entitled to vote on other matters.

         You may revoke your proxy at any time before it is actually voted at the annual meeting by (a) delivering written notice of revocation to the Secretary of our company, (b) submitting a subsequently dated proxy, or (c) attending the annual meeting and withdrawing the proxy. You may also be represented by another person present at the annual meeting through executing a form of proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the voting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted for the election of all directors as nominated and for all proposals recommended by the board.

         The holders of a majority of the voting power of our issued and outstanding stock entitled to vote at the annual meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present or represented by proxy at the annual meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the annual meeting as originally called. If the adjournment is for more than thirty days or if after the adjournment a new record date is set, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Our annual report to stockholders and form 10-K for the year ended December 31, 1999, including consolidated financial statements, are being mailed to all stockholders entitled to vote at the annual meeting. These reports do not constitute a part of the proxy soliciting material.

         The expense of preparing, printing and mailing this proxy statement will be paid by the company. In addition to the use of the mail, proxies may be solicited personally, or by telephone or facsimile by directors, officers, or employees of our company without additional compensation. We will, on request, reimburse stockholders of record who are brokers, dealers, banks, voting trustees, or their nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

                          OWNERSHIP OF COMMON STOCK BY
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the company's common stock as of April 1, 2000, by (a) each director and director nominee who beneficially owns common stock and certain of our executive officers, (b) all of our directors and executive officers as a group and (c) each person known by us to be the beneficial owner of more than 5% of our common stock as of April 1, 2000.

         The number of shares of our common stock beneficially owned by each individual set forth below is determined under the rules of the securities and exchange commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares that an individual presently, or within 60 days, has the right to acquire through the exercise of any stock option or other right. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Unless otherwise indicated, each individual has sole voting and investment power (or shares such powers with their spouse) with respect to the shares of common stock set forth in the table below:


NAME OF BENEFICIAL OWNER
------------------------

                                                         NUMBER OF SHARES                     PERCENTAGE OF
                                                        BENEFICIALLY OWNED                 OUTSTANDING SHARES
                                                        ------------------                 ------------------
DIRECTORS (INCLUDING THOSE WHO ARE ALSO
EXECUTIVE OFFICERS):
         Avery More.............................          1,435,300(1)                           27.0%
         Morti Tenenhaus........................             68,333(2)                            1.3%
         Robert J. Boutin.......................             53,367(3)                            1.0%
         Edward C. Raymund......................             50,833(4)                            1.0%
         Robert S. Leff.........................             49,967(5)                              *
         Jay Haft...............................             22,333(6)                              *
EXECUTIVE OFFICERS:
         William Shea...........................             33,333(7)                              *
         All Directors and Executive Officers
         as a Group (7) persons.................          1,713,466(8)                           31.9%
OTHER:
         Dimensional Fund Advisors, Inc.                    374,100(9)                            7.0%
         Wellington Management Company,
         LLP....................................            370,000(10)                           7.0%
         Joseph A. Cohen........................            311,000(11)                           5.9%

------------------------------
       * Indicates less than 1%.

(1) The business address of Mr. More is 2350 Valley View Lane, Dallas, Texas 75234. The shares of common stock listed in Mr. More's name above are owned by Eureka Venture Partners I, Ltd. ("Partners I"), the sole general partner of which is Eureka Venture Management, Inc. ("Eureka Venture"). Mr. More holds more than a fifty percent (50%) limited partnership interest in Partners I and more than fifty percent (50%) of the outstanding common stock of Eureka Venture. Various parties, including a trust for the benefit of Mr. More's minor children and Mr. Jay Haft, a director of the company, have made investments in Partners I, and in connection therewith have been issued options from Partners I to acquire stock of other companies in which Partners I has an interest, including PCSS. If all of those options to acquire PCSS common stock were exercised, a total of 144,284 shares of PCSS common stock would be acquired by those parties from

         Partners I. Further, the shares shown as beneficially owned by Mr. More also include 90,000 shares owned by him individually, 10,000 shares held by Rosetta Stone Holdings, LLC, the managing member of which is Mr. More, and 4,000 shares owned by his spouse. Mr. More disclaims beneficial ownership of the shares owned by his wife.

(2) Includes 8,333 shares that Mr. Tenenhaus has the right to acquire within 60 days pursuant to stock options and 10,000 shares held by a trust for the benefit of the minor children of Mr. Tenenhaus as to which he disclaims beneficial ownership.

(3) Includes 8,667 shares that Mr. Boutin has the right to acquire within 60 days pursuant to stock options.

(4) Includes 3,333 shares that Mr. Raymund has the right to acquire within 60 days pursuant to stock options, 19,000 shares held by the Raymund Family Partnership (the "Partnership"), 16,000 shares held by the Raymund Family Trust and 1,000 shares owned by Mr. Raymund's wife. Mr. Raymund may be deemed to beneficially own Partnership shares because he is the Partnership's general partner. Mr. Raymund disclaims beneficial ownership of the shares owned by his wife.

(5) Includes 3,333 shares that Mr. Leff has the right to acquire within 60 days pursuant to stock options.

(6) Includes 3,333 shares that Mr. Haft has the right to acquire within 60 days pursuant to stock options.

(7) All 33,333 shares represent shares Mr. Shea has the right to acquire within 60 days pursuant to stock options.

(8) Includes 60,332 shares that officers and directors have the right to acquire within 60 days pursuant to stock options.

(9) The business address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(10) The business address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(11) The business address of Mr. Cohen is The Garnet Group, 825 Third Avenue, 40th Floor, New York, New York 10022.

                                   MANAGEMENT

DIRECTORS

         Our company's restated certificate of incorporation, as amended, provides for a classified board of directors. The board of directors currently consists of six members, classified into three classes as follows: Morti Tenenhaus and Robert S. Leff constitute a class with a term ending in 2000 (the "Class II Directors"); Avery More and Jay Haft constitute a class with a term ending in 2001 (the "Class III Directors"); and Robert J. Boutin and Edward C. Raymund constitute a class with a term ending in 2002 (the "Class I Directors"). For information on the directors being nominated for election, see "Proposal 1. Election of Directors."

EXECUTIVE OFFICERS

         The board elects executive officers annually at its first meeting following the annual meeting of stockholders. The names of our company's directors and executive officers, and certain information regarding each of them are set forth below.

NAME                                      AGE             POSITION
----                                      ---             --------
Avery More.............................   45              Chairman of the Board and Chief Executive Officer
Morti Tenenhaus........................   45              Vice Chairman of the Board and Senior Vice President
                                                          of PCSS Repair Services
Robert J. Boutin.......................   42              Director and Senior Vice President, Chief Financial
                                                          Officer and Secretary
William Shea...........................   53              Senior Vice President, Customers
Jay Haft...............................   64              Director
Robert S. Leff.........................   53              Director
Edward C. Raymund......................   71              Director

         AVERY MORE, 45, is our Chairman of the Board and Chief Executive Officer. He is a Class III Director whose term expires in 2001. Mr. More is a member of the executive committee and stock option committee of our company's board of directors. Prior to joining us in his current capacity, Mr. More was the vice chairman of Computer City, Inc., from July 1997 to June 1998. Since 1994, Mr. More has served as the President of Eureka Venture Management, Inc., the General Partner of Eureka Venture Partners I, Ltd., a venture capital and merchant banking company. From 1989 to 1994 Mr. More was the president and chief executive officer of CompuCom Systems, Inc., and a member of the CompuCom board of directors from 1989 to 1994. Mr. More also serves on the board of directors of Micrografx, Inc. Mr. More became a director and Chairman of the Board of our company in 1990.

         MORTI TENENHAUS, 45, is Vice Chairman of the board of directors and Senior Vice President of PCSS Repair Services. Mr. Tenenhaus is a Class II Director whose term expires in 2000. Mr. Tenenhaus will stand for reelection as a Class II Director at the annual meeting. Mr. Tenenhaus is a member of the executive committee of our company's board of directors. Since 1994, Mr. Tenenhaus has served as the executive vice president of Eureka Venture Management, Inc., the General Partner of Eureka Venture Partners I, Ltd., a venture capital and merchant banking company. Mr. Tenenhaus was the president and chief executive officer of TeKnowlogy, Inc. from 1994 to 1997. Mr. Tenenhaus became a director of our company in 1990 and Vice Chairman of the Board in 1997.

         ROBERT J. BOUTIN, 42, is a director and our Senior Vice President, Chief Financial Officer and Secretary. Mr. Boutin is a Class I Director whose term expires in 2002. He is a member of the executive committee of our company's board of directors. Prior to joining us in his current capacity, Mr. Boutin was senior vice president and chief financial officer of Computer City, Inc., from July 1997 to June 1998. From 1991 to 1997, Mr. Boutin was senior vice president and chief financial officer of CompuCom Systems, Inc. After serving on our board from 1991 to 1995 as a nominee of CompuCom Systems, Inc., Mr. Boutin became a director of our company in 1998.

         WILLIAM SHEA, 53, is our Senior Vice President, Customers. Prior to joining us in his current capacity, Mr. Shea was vice president of major accounts for Gateway 2000, Inc. from 1995 to 1998 and held various senior management positions with Gateway from 1993 to 1995.

         JAY HAFT, 64, is a strategic and financial consultant to growth stage companies, managing general partner of GenAm "1" Venture Fund, and of counsel to the law firm of Parker Duryee Rosoff & Haft. Mr. Haft was a senior partner in that law firm from 1989 to 1994. Mr. Haft is a Class III Director whose term expires in 2002 and is a member of the audit committee and compensation committee of our company's board of directors. He is chairman of the board of NCTI Group, Inc., and is a director of RVSI, Inc., DCAP Group, Inc., DUSA Pharmaceuticals, Inc., Encore Medical Corporation, Oryx Technology Corp. and Thrift Management, Inc. Mr. Haft also serves on the Board of the Miami City Ballet and a Trustee of Florida International University. Mr. Haft became a director of our company in 1996.

         ROBERT S. LEFF, 53, is a strategic and financial consultant to early and growth stage companies in the personal computer industry. Mr. Leff was the co-founder of Merisel, Inc. (f/k/a Softsel Computer Products, Inc.) and served as a member of Merisel's board and as an executive officer until his retirement from Merisel in 1994. Mr. Leff is a Class II Director whose term expires in 2000. Mr. Leff will stand for reelection as a Class II Director at the annual meeting. He is a member of the audit committee, compensation committee and stock option committee of our company's board of directors. Mr. Leff is chairman of the board of Hiho Technologies, Inc. and a director of audiohighway.com, Inc. and Rainmaker Systems, Inc. He became a director of our company in 1994.

         EDWARD C. RAYMUND, 71, is a director of Tech Data Corporation and Vision Electronics. Mr. Raymund is a Class I Director whose term expires in 2002. He is a member of the audit committee, compensation committee and stock option committee of our company's board of directors. From 1972 until his retirement in 1994, Mr. Raymund was the chief executive officer of Tech Data Corporation, a distributor of computers, peripherals, software and networks. Mr. Raymund became a director of our company in 1994.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

         The board of directors has a standing executive committee, audit committee, compensation committee and stock option committee. The principal responsibilities and membership of each committee are described in the following paragraphs.

         EXECUTIVE COMMITTEE. The executive committee has the authority to exercise substantially all of the powers of the board in the management and business affairs of our company, except it does not have the authority to declare dividends, authorize the issuance of shares of our common stock, modify our company's certificate of incorporation or bylaws, adopt any agreement of merger or consolidation or recommend to the stockholders the sale, lease or exchange of all or substantially all of our company's assets or the dissolution of our company. Regularly scheduled meetings of the board are held periodically each year and special meetings are held from time to time. As a consequence, the occasions on which this committee is required to take action are limited. The members of this committee are Messrs. More, Boutin and Tenenhaus. The committee met separately from the board on one occasion during 1999.

         AUDIT COMMITTEE. The audit committee is responsible for reviewing our company's accounting and financial practices and policies and the scope and results of the annual audit of our company. The audit committee is also responsible for recommending the selection of our independent public accountants. This committee is presently comprised of Messrs. Leff, Raymund and Haft. The committee met separately from the board on two occasions during 1999.

         COMPENSATION COMMITTEE. The compensation committee reviews the compensation of executive officers, except members of the committee, and makes recommendations to the board regarding executive compensation. This committee is presently comprised of Messrs. Leff, Raymund and Haft. The committee met separately from the board on two occasions during 1999.

         STOCK OPTION COMMITTEE. The stock option committee administers the company's existing stock option plan. This committee is presently comprised of Messrs. Leff, Raymund and More. The committee met separately from the board on three occasions during 1999.

COMPENSATION OF THE COMPANY'S DIRECTORS

         Our current policy is to pay each Director who is not also an officer or employee of our company, and who does not beneficially own more than 5% of our company's outstanding common stock, an annual fee of $4,000, plus 2,500 shares of our common stock pursuant to our Director Compensation Plan. The board met on six occasions during 1999. Each director attended 100% of (a) the total number of meetings of the board held during the period in which he was a director and (b) the total number of meetings held by all committees on which he served.

REPORT OF COMPENSATION COMMITTEE ON ANNUAL EXECUTIVE COMPENSATION

         The compensation committee met informally several times during the year and met during three of the regular meetings of the board. The policy of the compensation committee is to provide our executive officers and those of our repair subsidiary, PC Service Source Repair Services, with fair compensation based on their responsibilities, and on the performance of our company as a whole.

         The compensation committee believes generally that performance goals enhance teamwork and help focus management's attention on the performance of the companies rather than the performance of particular areas in the companies. Additionally, particular areas may in the future need separate performance goals, but the compensation committee does not believe that is currently required.

          The compensation committee sets target earnings levels for our company and its repair subsidiary, and provides a bonus target to each executive officer, including the chief executive officer. The bonus target is a percentage of each executive's base salary. The compensation committee then sets target levels pursuant to which an executive who is employed at the time of the bonus award can receive all or a portion of the designated bonus target based on our company's or PCSS Repair Services' earnings performance, as the case may be. If the earnings target is not met, an executive may receive some portion of his bonus based on the percentage of the earnings target achieved. If the earnings target is exceeded, an executive may receive an amount in excess of executive's bonus target. The earnings target is set by the compensation committee prior to the commencement of each fiscal year and is believed by the compensation committee to be aggressive, but achievable. The compensation committee believes our company's earnings and bonus targets are confidential and disclosure of those targets would adversely affect the company.

         The compensation committee believes its executive compensation policies serve the interests of stockholders and our company effectively. We believe our executive officers are motivated by our compensation policies to contribute to our overall future success, thereby enhancing the value of our company for the stockholders' benefit.

                                       THE COMPENSATION COMMITTEE


                                       Jay Haft
                                       Robert S. Leff
                                       Edward C. Raymund

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth summary information as to compensation received by the company's Chief Executive Officer and each of the four other most highly compensated persons who were serving as executive officers of our company as of December 31, 1999 (collectively, the "named executive officers"), for services rendered to our company in all capacities during the three fiscal years ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                   Long-Term
                                           Annual Compensation    Compensation
                                           -------------------    ------------
                                                                   Securities
                                                                   Underlying      All Other
                                              Salary      Bonus     Options      Compensation
  Name and Principal Positions      Year       ($)         ($)        (#)           ($)(A)
  ----------------------------      ----   ----------    ------   ------------   ------------
Avery More.....................     1999   250,000       96,700             --          6,743
  Chairman of the Board and         1998   132,128(B)        --             --          5,709
  Chief Executive Officer           1997   125,000           --             --          5,000

Morti Tenenhaus................     1999   182,000       36,950             --          6,195
  Vice Chairman of the Board        1998    77,384(B)        --         25,000            269
  and Senior Vice President         1997        --           --             --             --
  PCSS Repair Services

Robert J. Boutin...............     1999   200,000       36,950             --          6,579
  Senior Vice President, Chief      1998    69,129(B)        --         50,000            102
  Financial Officer and Secretary   1997        --           --             --             --

William Shea...................     1999   175,000       33,900             --          6,547
  Senior Vice President,            1998   127,345(B)    16,863         50,000         19,573
  Customers                         1997        --           --             --             --

James "Zeke" Zoccoli(C)........     1999   163,500       29,400             --          4,597
  Senior Vice President,            1998   132,893       34,112         40,000          3,527
  Operations and Chief              1997   110,000       15,000             --          2,500
  Information Officer

--------------------
(A) Includes the value of the company's contributions to the company-sponsored 401(k) retirement savings plan that is available to substantially all of the company's employees and the amount paid by the company for group term life insurance coverage under health and welfare plans available to all company employees. In 1998, the company also reimbursed Mr. Shea for relocation expenses in the amount of $15,397.

(B) The 1998 annual compensation for Messrs. More, Tenenhaus, Boutin and Shea reflects less than a full year.

(C)      Mr. Zoccoli's employment was terminated in March 2000.

AGGREGATE OPTION EXERCISES IN 1999 BY THE COMPANY'S EXECUTIVE OFFICERS

         The following table provides information regarding the aggregate exercises of options by each of the named executive officers. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1999, and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of our common stock. We did not grant any new stock options to any of the named executive officers in 1999.



                AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END
                                  OPTION VALUES

                                                                  Number of                Value of Unexercised
                           Shares                           Securities Underlying              In-The-Money
                          Acquired                           Unexercised Options                Options at
                             on           Value            at December 31, 1999(#)       December 31, 1999(B)($)
         Name            Exercise(#)  Realized(A)($)      Exercisable Unexercisable     Exercisable Unexercisable
         ----            -----------  --------------      ----------- -------------     ----------- -------------
Avery More                     --             --                --              --           --            --
Morti Tenenhaus                --             --             8,333          16,667           --            --
Robert J. Boutin            8,000          4,000             8,667          33,333           --            --
William Shea                   --             --            16,667          33,333           --            --
James "Zeke"                   --             --            13,333          26,667           --            --
Zoccoli(C)

-------------------------------------
(A) The value realized represents the aggregate market value of the shares covered by the option on the date of exercise less the aggregate exercise price paid by the executive officer.

(B) The value of unexercised in-the-money options at fiscal year-end assumes a fair market value for our company's common stock of $2.19, the closing market price per share of our common stock as reported on Nasdaq on December 31, 1999. The exercise price of all unexercised options is more than $2.19.

(C) Mr. Zoccoli's employment was terminated in March 2000 and his options were cancelled.

EMPLOYMENT AGREEMENTS

         In October 1998, we entered into a letter agreement with William Shea, who is our Senior Vice President, Customers. Pursuant to the terms of the agreement, if we terminate Mr. Shea's employment without cause, Mr. Shea will continue to receive his base compensation until he secures full-time employment elsewhere, but in no event for longer than a period of nine months following termination. Mr. Shea is subject to the terms of a confidentiality, non-competition and non-solicitation agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the company's directors, executive officers and 10% owners of common stock of the company to file reports of beneficial ownership of the company's common stock and changes in such beneficial ownership with the SEC. Directors, executive officers and 10% owners are also required by rules promulgated by the SEC to furnish the company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms filed pursuant to Section 16(a) furnished to the company, or written representation that no year-end Form 5 filings were required for transactions occurring during 1999, the company believes that its directors, officers and 10% owners of common stock of the company complied with the Section 16(a) filing requirements applicable to them during 1999, except for Mr. Raymund who filed a Form 4 in May 1999 reporting purchases in April 1999 and also the acquisition of an aggregate of 10,500 shares of the company's common stock in September 1998, by a family partnership, trust and his spouse.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING


                        PROPOSAL 1. ELECTION OF DIRECTORS


         Our company's Restated Certificate of Incorporation, as amended, provides for a classified board of directors. The board of directors currently consists of six members, classified into three classes as follows: Morti Tenenhaus and Robert S. Leff constitute a class with a term ending in 2000 (the "Class II Directors"); Avery More and Jay Haft constitute a class with a term ending in 2001; and Robert J. Boutin and Edward C. Raymund constitute a class with a term ending in 2002. The Class II Directors to be elected at the 2000 annual meeting will serve a three-year term expiring in 2003.

         Background information appears below for each of the nominees for election as directors. Although we do not anticipate that any of the persons named below will be unwilling or unable to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the board of directors.

CLASS II - TERM EXPIRING IN 2003

         MORTI TENENHAUS, 45, is Vice Chairman of the Board and Senior Vice President of PCSS Repair Services. Mr. Tenenhaus is a Class II Director whose term expires in 2000. Mr. Tenenhaus will stand for reelection as a Class II Director at the annual meeting. Mr. Tenenhaus is a member of the executive committee of our company's board of directors. Since 1994, Mr. Tenenhaus has served as the executive vice president of Eureka Venture Management, Inc., the General Partner of Eureka Venture Partners I, Ltd., a venture capital and merchant banking company. Mr. Tenenhaus was the president and chief executive officer of TeKnowlogy, Inc. from 1994 to 1997. Mr. Tenenhaus became a director of our company in 1990 and Vice Chairman of the Board in 1997.

         ROBERT S. LEFF, 53, is a strategic and financial consultant to early and growth stage companies in the personal computer industry. Mr. Leff was the co-founder of Merisel, Inc. (f/k/a Softsel Computer Products, Inc.) and served as a member of Merisel's board and as an executive officer until his retirement from Merisel in 1994. Mr. Leff is a Class II Director whose term expires in 2000. Mr. Leff will stand for reelection as a Class II Director at the annual meeting. He is a member of the audit committee, compensation committee and stock option committee of the company's board of directors. Mr. Leff is chairman of the board of Hiho Technologies, Inc. and a director of audiohighway.com, Inc. and Rainmaker Systems, Inc. He became a director of our company in 1994.

VOTE REQUIRED AND BOARD RECOMMENDATION

         A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED TO ELECT EACH NOMINEE AS A DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MORTI TENENHAUS AND ROBERT S. LEFF AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

          PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR


         The board of directors has approved and recommends the appointment of Ernst & Young LLP, certified public accountants, to serve as independent auditor for our company for the fiscal year ending December 31, 2000. Approval of the appointment of the accountants is being sought in order to give stockholders the opportunity to express their opinion on the matter. Approval will require the affirmative vote of the holders of a majority of the shares of common stock which are represented and entitled to vote at the meeting. Should approval not be obtained, the Board of Directors would expect to reconsider the appointment.

         Members of Ernst & Young LLP are expected to attend the annual meeting and, if present, will be available to answer appropriate questions which may be asked by stockholders. Those members will also have an opportunity to make a statement at the annual meeting if they desire to do so.

         During May and June 1998, we requested several independent accounting firms, including KPMG LLP, our existing independent auditor at that time, to submit a proposal for providing audit and tax services to the company. KPMG LLP advised us that it would not be participating in the request for proposal and resigned as our independent auditor. At a meeting held on June 17, 1998, the audit committee of our board of directors approved the engagement of Ernst & Young LLP, as its independent auditor for the fiscal year ending December 31, 1998, to replace the firm of KPMG LLP.

         The audit reports of KPMG LLP on our financial statements for each of the two fiscal years ended December 31, 1997, and December 31, 1996, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of our financial statements for each of the two fiscal years ended December 31, 1997, and December 31, 1996, and the subsequent interim period through June 11, 1998, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference to the subject matter in its reports. KPMG LLP furnished us with a letter addressed to the SEC stating it agreed with the foregoing statements. A copy of that letter dated June 18, 1998, was filed as an exhibit to our report on Form 8-K filed with the SEC in June 1998.

VOTE REQUIRED AND BOARD RECOMMENDATION

         THE APPOINTMENT OF ERNST & YOUNG LLP MUST BE RATIFIED BY A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF ERNST & YOUNG LLP, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

       PROPOSAL 3. APPROVAL OF AMENDMENT TO OUR DIRECTOR COMPENSATION PLAN


         On April 11, 2000, the board of directors unanimously approved an amendment to the company's Director Compensation Plan (the "Directors Plan") to permit the company to issue up to 40,000 shares of common stock and recommended submitting the amendment to the stockholders for approval at the 2000 annual meeting. The form of the proposed amendment is attached to this proxy statement as Annex A.

         We are currently permitted to issue up to an aggregate of 20,000 shares of common stock under the Director Plan. As of April 10, 2000, 19,000 shares of common stock had been issued to qualified directors under the Director Plan.

SUMMARY OF THE PLAN

         Each director who is not an employee of our company or any of our subsidiaries and who does not beneficially own more than 5% of our outstanding common stock is eligible to participate in the Director Plan. Eligible directors currently receive an annual fee of $4,000 and an annual award of 2,500 shares of common stock for serving as a director.

         The purpose of the amendment is to enable us to continue to attract and retain the best available board members and provide an incentive for persons serving as directors to use their best efforts on our behalf. The amendment will become effective on the date it is approved by our stockholders. Of the current directors and nominees, the following individuals will be eligible to receive shares of common stock under the Director Plan, as amended: Jay Haft; Robert S. Leff; and Edward C. Raymund.

FEDERAL INCOME TAX CONSEQUENCES

         An eligible director who receives shares of common stock under the Directors Plan recognizes compensation taxable as ordinary income upon receipt of the shares. The amount of compensation allocable to the shares received will be equal to the closing price of the shares as reported on Nasdaq on the date received. We are entitled to a deduction for a like amount for the value of the shares. On April 10, 2000, our common stock closed at $2.0625 on the Nasdaq National Market.

         Upon the disposition of any shares acquired by a director under the Director Plan, the difference between the sale price and the fair market value of the shares when issued to the director will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year after the date issued.

VOTE REQUIRED AND BOARD RECOMMENDATION

         APPROVAL OF THE AMENDMENT MUST BE RATIFIED BY A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE DIRECTOR PLAN.

      PROPOSAL 4. APPROVAL OF AMENDMENT TO OUR EMPLOYEE STOCK PURCHASE PLAN


         On April 11, 2000, the board of directors unanimously approved an amendment to the company's Employee Stock Purchase Plan (the "Employee Plan") to permit the company to issue up to 250,000 shares of common stock and recommended submitting the amendment to the stockholders for approval at the annual meeting. The form of the proposed amendment is attached to this proxy statement as Annex B.

         We are currently permitted to issue up to an aggregate of 100,000 shares of common stock under the Employee Plan. As of April 10, 2000, 33,968 shares of common stock had been issued to eligible employees under the Employee Plan.

         The purpose of the amendment is to enable eligible employees to continue to purchase common stock through payroll deductions. The Employee Plan is intended to qualify under Section 423 of the Internal Revenue Code and its regulations. If Section 423 is amended in any way, the stock option committee of the board may amend the Employee Plan to conform to such changes.

SUMMARY OF THE PLAN

         The Employee Plan is open to eligible employees of the company and its subsidiaries. At the end of 1999, approximately 800 employees were eligible to participate in the Employee Plan. Each offering period (the "Offering Period") under the Employee Plan is established by the committee and is generally six months in duration. At the beginning of each Offering Period, eligible employees are able to purchase shares of our common stock through payroll deductions of up to a fixed percentage of their compensation, but in no event shall the fair market value of the shares purchased under the Employee Plan by an eligible employee, as measured as of the first day of each applicable Offering Period, exceed $25,000 in any calendar year. Each participant advises the company how many shares of common stock will be purchased and authorizes the company during the Offering Period to withhold an amount from the participant's pay that will equal the purchase price of the shares. The company credits these amounts to a plan account that does not bear interest.

         The purchase price an employee pays for a share is the lesser of 85% of its fair market value on either the first day of the Offering Period or the last day of the Offering Period. On April 10, 2000, our common stock closed at $2.0625 on the Nasdaq National Market. Since participation in the Employee Plan is voluntary, future benefits to be allocated to any individual or group of individuals under the Employee Plan cannot be determined at this time.

         At the end of each Offering Period, the shares are automatically purchased by the participating employees with the funds held on their behalf in the plan account. However, the participant may elect not to purchase any shares or to purchase fewer shares prior to the end of the applicable Offering Period. Any balance in the plan account held on behalf of the participant after purchase of the shares is paid to the participant.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the principal United States federal income tax consequences of transactions under the Employee Plan. The summary is not intended to be exhaustive, does not constitute tax advice and does not describe state, local or foreign tax consequences.

         Amounts deducted from a participant's pay under the Employee Plan remain taxable income to the participant in the year the amounts are earned, and are subject to taxation to the same extent as other compensation income received by the participant. Participants do not recognize additional taxable income either when the participant agrees to purchase shares under the Employee Plan or when the shares are purchased. The tax basis of the shares purchased is the price at which they are purchased. The participant's holding period for a share begins on the date the shares are purchased.

         If no disposition of the stock purchased under the Employee Plan is made within two years from the first day of the applicable Offering Period, or one year from the date the stock is purchased by the employee, upon the subsequent disposition of the stock, ordinary income will be recognized to the extent of the lesser of (1) 15% of the fair market value of the stock on the first day of the applicable Offering Period, or (2) the amount by which the net proceeds of the sale exceed the price paid for the stock. Any further gain will be treated as capital gain. No income tax deduction will be allowed the company for shares purchased by the employee so long as the shares are held for the periods described above.

         If stock purchased under the Employee Plan is disposed of within the periods described above, the employee will recognize ordinary income for the taxable year of the disposition (by sale, exchange or gift) equal to the excess of the fair market value of the stock on the date of purchase over the purchase price paid. Generally, the company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee.

VOTE REQUIRED AND BOARD RECOMMENDATION

         APPROVAL OF THE AMENDMENT MUST BE RATIFIED BY A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE EMPLOYEE PLAN.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the company's common stock during the last five fiscal years with the Nasdaq Composite Index, a broad market index, the Nasdaq National Market Industrial/Other Index, an index of non-financial, non-insurance and non-transportation companies found within a range of Standard Industrial Classification code numbers, which includes the company, and a Peer Group Index. The company has elected to discontinue presenting the Peer Group Index after this year due to the change in the nature of the company's business and the change or discontinuance of the businesses of the peer group companies. A comparison of the cumulative total return for the company's common stock to that of the companies in the Peer Group Index (which consists of the Cerplex Group, Inc. and EFTC Corporation) is no longer meaningful.

         The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in the company's common stock or the indices on December 30, 1994, and assumes the reinvestment of all dividends. The graph depicts the change in the value of our common stock relative to the noted indices as of the end of each fiscal year and not for any interim period.



                                    [CHART]



TOTAL RETURN ANALYSIS
                              12/30/1994     12/29/1995     12/31/1996     12/31/1997     12/31/1998     12/31/1999
                              ----------     ----------     ----------     ----------     ----------     ----------
PC Service Source             $      100     $      100     $       86     $       55     $       38     $       24
                              ----------     ----------     ----------     ----------     ----------     ----------
Nasdaq NM Industrial          $      100     $      129     $      148     $      165     $      176     $      302
                              ----------     ----------     ----------     ----------     ----------     ----------
Peer Group                    $      100     $      110     $       19     $       14     $        5     $        3
                              ----------     ----------     ----------     ----------     ----------     ----------
Nasdaq Composite              $      100     $      141     $      172     $      211     $      296     $      551
                              ----------     ----------     ----------     ----------     ----------     ----------

Source: Carl Thompson Associates www.ctaonline.com (800)959-9677. Data from Bloomberg Financial Markets.


         The stock price performance depicted in the graph above is not necessarily indicative of future price performance. The graph will not be deemed to be incorporated by reference in any filing by the company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates same by reference.

                              COSTS OF SOLICITATION

         The cost of soliciting proxies, which also includes the preparation, printing, and mailing of this proxy statement, will be borne by the company. Solicitation will be made by us primarily through the mail, but certain of our employees, who will receive no compensation for their services other than their regular remuneration, may also solicit proxies by telephone, telecopy, or personal interview. We will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in the names of such brokers and nominees and other "street names" and will reimburse them for any expenses incurred in connection therewith. Our transfer agent, Harris Trust and Savings Bank, will assist us in the solicitation of proxies from brokers and nominees. The fees for the services of our transfer agent are included in the monthly fees we pay our agent. We will, however, reimburse the transfer agent for its reasonable out-of- pocket expenses incurred in connection with providing solicitation services.

                                  OTHER MATTERS

         As of the date of this proxy statement, we know of no other business that will be presented for consideration at the annual meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (a) matters that our board of directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the meeting; (b) approval of the minutes of a prior meeting of stockholders, if such approval does not constitute ratification of the action at the meeting; (c) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (d) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; and (e) matters incidental to the conduct of the meeting. If any such matters come before the meeting, then the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

         EACH PERSON FROM WHOM A PROXY IS SOLICITED CAN OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SEC BY DOWNLOADING THE REPORT FROM OUR WEB SITE (WWW.PCSERVICE.COM) OR BY SENDING A WRITTEN REQUEST TO US, ATTENTION: INVESTOR RELATIONS, 2350 VALLEY VIEW LANE, DALLAS, TEXAS 75234, AND A COPY WILL BE SENT TO YOU AT NO CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

         Stockholders proposals intended to be presented at the company's annual meeting of stockholders in 2001, must be submitted to the company no later than November 23, 2000, to be included in the company's proxy materials for 2001.

         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2000 ANNUAL MEETING, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                       By Order of the Board of Directors,

                                       /s/ Robert J. Boutin

Dallas, Texas                          Robert J. Boutin,
April 18, 2000                         Senior Vice President, Chief Financial
                                       Officer and Secretary

                                                                         ANNEX A

                              PROPOSED AMENDMENT TO
                            PC SERVICE SOURCE, INC.'S
                           DIRECTOR COMPENSATION PLAN

         The first sentence of section 3 of the Director Plan is hereby amended to read in its entirety as follows:

                  There are authorized for issuance and delivery under the Plan an aggregate of 40,000 shares of Common Stock, $0.01 par value per share (the "Common Stock"), subject to adjustment as provided in Section 8 hereof.

                                                                         ANNEX B

                              PROPOSED AMENDMENT TO
                            PC SERVICE SOURCE, INC.'S
                          EMPLOYEE STOCK PURCHASE PLAN

         The first sentence of section 1.01 of the Employee Stock Purchase Plan is hereby amended to read in its entirety as follows:

                  The PC Service Source, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of PC Service Source, Inc., and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as "PCSS" or the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of up to a total of 250,000 shares of the common stock of the Company ("Common Stock").

                                                                         ANNEX C

PROXY

                             PC SERVICE SOURCE, INC.

    SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Avery More and Robert J. Boutin, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to appear at the 2000 Annual Meeting of Stockholders of PC Service Source, Inc. to be held on the 23rd day of May, 2000 (pursuant to the Notice of Annual Meeting dated April 2000, and accompanying proxy statement), and at any postponement or adjournment thereof, and to vote all of the shares of PC Service Source, Inc. that the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present in accordance with the following instructions.

When properly executed, this Proxy will be voted in the manner directed herein by the undersigned Stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.


1.   ELECTION OF DIRECTORS                              NOMINEES:   Class II Directors - Morti Tenenhaus and Robert S. Leff
FOR all nominees           WITHHOLD
listed to the right        AUTHORITY
(except as marked          to vote for all
to the contrary)           nominees listed to           (INSTRUCTION: To withhold authority to vote for any individual
                           the right.                   nominee, write such individual's name in the space provided below.

     [ ]                        [ ]                     ---------------------------------------------------------------------------

2.   RATIFICATION OF ERNST & YOUNG LLP                  4.    APPROVAL OF AMENDMENT TO THE EMPLOYEE
       AS INDEPENDENT AUDITOR.                                STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF
                                                              SHARES RESERVED FOR ISSUANCE UNDER THE PLAN FROM
                                                              100,000 TO 250,000.

     FOR          AGAINST           ABSTAIN                            FOR          AGAINST       ABSTAIN
     [ ]            [ ]               [ ]                              [ ]            [ ]           [ ]


3.   APPROVAL OF AMENDMENT TO THE DIRECTOR              5.    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
     COMPENSATION PLAN TO INCREASE THE NUMBER OF              UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
     SHARES RESERVED FOR ISSUANCE UNDER THE PLAN FROM         THE MEETING.
     20,000 TO 40,000 SHARES.

     FOR          AGAINST           ABSTAIN                            FOR          AGAINST       ABSTAIN
     [ ]            [ ]               [ ]                              [ ]            [ ]           [ ]

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                              Dated:                                    , 2000
                                                                    ------------------------------------

                                                              ------------------------------------------------
                                                                                 (Signature)

                                                              ------------------------------------------------
                                                                          (Signature if held jointly)